Exhibit 1.1

METLIFE, INC.

DEBT SECURITIES

UNDERWRITING AGREEMENT

March 11, 2025

To the Representatives of the several

Underwriters named in the respective

Pricing Agreements hereinafter described

Ladies and Gentlemen:

From time to time, MetLife, Inc., a Delaware corporation (the “Company”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (with respect to such Pricing Agreement and the securities specified therein, the “Underwriters”) the principal amount of its securities identified in Schedule I to the applicable Pricing Agreement (with respect to such Pricing Agreement, the “Securities”).

The terms and rights of any particular issuance of Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to an indenture (as supplemented, if applicable) specified in that Pricing Agreement (the “Indenture”).

Particular sales of Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase any of the Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Securities specified therein.

Each Pricing Agreement shall specify the aggregate principal amount of such Securities, the initial public offering price of such Securities, the purchase price to the Underwriters of such Securities, the names of the Underwriters of such Securities, the names of the Representatives of such Underwriters and the principal amount of such Securities to be purchased by each Underwriter. In addition, such Pricing Agreement shall set forth the date, time and manner of delivery of such Securities and payment therefor. Such Pricing Agreement shall also specify (in a manner not inconsistent with the Indenture and the registration statement and prospectus with respect thereto) the terms of the Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts in accordance with Section 20 hereof). The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

1.

Representations and Warranties. The Company represents and warrants to the Underwriters, and agrees with each of the Underwriters that, unless otherwise specified, as of the date hereof, as of the Applicable Time (as defined below) and as of the Closing Date (as defined below), as follows:

(a)

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-268442) under the Securities Act of 1933, as amended (the “Act”), which has become effective, for the registration under the Act of the Securities. The Company meets the requirements for use of Form S-3 under the Act. The Company proposes to file with the Commission pursuant to Rule 424 under the Act (“Rule 424”) a supplement or supplements to the prospectus included in such registration statement relating to the Securities and the plan of distribution thereof. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; the Registration Statement at the time it originally became effective is herein called the “Original Registration Statement”; such prospectus, in the form in which it appears in the Original Registration Statement, is hereinafter called the “Base Prospectus”; and each such final supplement to the Base Prospectus, in the form in which it shall first be filed with the Commission pursuant to Rule 424 (including the Base Prospectus as so supplemented), is hereinafter called the “Final Prospectus.” Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 is hereinafter called a “Preliminary Prospectus.” Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus (as defined below) or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Final Prospectus shall be deemed to refer to and include any document filed under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference; each Preliminary Prospectus, the Pricing Prospectus and the prospectuses filed as part of the Original Registration Statement or as part of any amendment thereto, or filed pursuant to Rule 424, complied when so filed in all material respects with the Act and the rules thereunder, and each Preliminary Prospectus, the Pricing Prospectus and the Final Prospectus delivered to the Representatives for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, except to the extent permitted by Regulation S-T.

(b) (i)

The Registration Statement, as amended as of any such time, the Final Prospectus, as amended or supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as applicable, and the respective rules thereunder;

(ii)

(A) The Registration Statement does not and will not, as of the applicable effective date as to each part of the Registration Statement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (B) the Final Prospectus does not and will not, as of its date and as of its filing date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that for each of (A) and (B), the Company makes no representations or warranties as to (1) that part of the Registration Statement which shall constitute the trustee’s Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act or (2) the information contained in or omitted from the Registration Statement or the Final Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Company by such Underwriter expressly for use in the Registration Statement and the Final Prospectus;

(iii)

As of the Applicable Time, the Issuer Free Writing Prospectus(es) (as defined below) listed on Schedule 1 hereto, if any, the Pricing Prospectus, and the final term sheet relating to the Securities set forth as Schedule II to the Pricing Agreement (the “Final Term Sheet”), all considered together (collectively, the “Disclosure Package”), will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(iv)

As of the Applicable Time, each Issuer Free Writing Prospectus listed on Schedule 1 hereto, if any, and Schedule 2 hereto, will not conflict with the information contained or incorporated by reference in the Registration Statement or the Disclosure Package, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package and any other such Issuer Free Writing Prospectus, in each case as of the Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, it is understood and agreed that in no event shall any such Issuer Free Writing Prospectus, including, without limitation, any electronic roadshow, be listed on Schedule 1 hereto and Schedule 2 hereto unless the Company (A) has consented to the use thereof and (B) shall have approved its contents before any such use, in each case in accordance with the provisions of this Agreement.

As used in this subsection and elsewhere in this Underwriting Agreement:

“Applicable Time” means 4:07 p.m. (Eastern Time) on March 11, 2025 or such other time as agreed by the Company and the Representatives and stated in the applicable Pricing Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act (“Rule 433”), relating to the Securities.

“Pricing Prospectus” means the Base Prospectus, as amended or supplemented (including by any Preliminary Prospectus) immediately prior to the Applicable Time.

(c)

At the time the Company or another offering participant first made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act.

(d)

(i) At the time of filing the Original Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) relied on the exemption of Rule 163 under the Act and (iv) as of the date of this Agreement, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Act, that automatically became effective not more than three years prior to the date hereof; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to use of the automatic shelf registration statement and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement. The Company has paid or shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(e)

Each document incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the Act or the Exchange Act, as applicable.

(f)

Neither the Company nor any Significant Subsidiary (as defined below) of the Company has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package any loss or interference material to the business of the Company and its subsidiaries considered as a whole, other than as described in or contemplated by the Disclosure Package, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since the respective dates as of which information is given in the Disclosure Package, other than as described or contemplated in the Disclosure Package, there has not been any (i) material addition, or development involving a prospective material addition, to the liability of any Significant Subsidiary for future policy benefits, policyholder account balances and other claims, other than in the ordinary course of business, (ii) material decrease in the surplus of any Significant Subsidiary or material change in the capital stock or other ownership interests (other than issuances of common stock upon the exercise of outstanding employee stock options or pursuant to existing employee compensation plans or on the conversion or exchange of convertible or exchangeable securities outstanding on the date of the applicable Pricing Agreement) of the Company or any Significant Subsidiary or any material increase in the long-term debt of the Company or its subsidiaries, considered as a whole, or (iii) material adverse change, or development involving a prospective material adverse change, in or affecting the business, financial position, reserves, surplus, equity or results of operations (in each case considered either on a statutory accounting or U.S. generally accepted accounting principles (“GAAP”) basis, as applicable) of the Company and its subsidiaries considered as a whole. As of December 31, 2024, the subsidiaries of the Company that would qualify as a “Significant Subsidiary” of the Company under Regulation S-X were Metropolitan Life Insurance Company (“MLIC”), MetLife Insurance K.K. (Japan), American Life Insurance Company (“American Life”) and MetLife México, S.A. de C.V.

(g)

The Company and each Significant Subsidiary has good and marketable title in fee simple to all material real property and good and marketable title to all material personal property owned by it, in each case free and clear of all liens, encumbrances and defects that materially interfere with the use made and proposed to be made of such property by the Company or any Significant Subsidiary, except such as are described in the Disclosure Package or such as would not have a material adverse effect on the business, financial position, equity, reserves, surplus or results of operations of the Company and its subsidiaries, considered as a whole (“Material Adverse Effect”), and any material real property and material buildings held under lease by the Company or any of its subsidiaries are held under valid, subsisting and enforceable leases with such exceptions that do not materially interfere with the use made and currently proposed to be made of such property and buildings by the Company or any Significant Subsidiary.

(h)

The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and good standing, except to the extent that the failure to be so qualified and in good standing would not have a Material Adverse Effect; MLIC was duly converted from a mutual life insurance company to a stock life insurance company on April 7, 2000 in accordance with the Plan of Reorganization of MLIC under Section 7312 of the New York Insurance Law; each Significant Subsidiary is validly existing as a corporation or limited liability company, as the case may be, and is in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package; and each Significant Subsidiary is duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and good standing, except to the extent that the failure to be so qualified and in good standing would not have a Material Adverse Effect.

(i)

The Company has the corporate power and authority to execute and deliver this Agreement, the applicable Pricing Agreement, the Indenture and the Securities and to consummate the transactions contemplated hereby and thereby.

(j)

The Company has an authorized capitalization as set forth and described in the Disclosure Package, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company; except as disclosed in the Disclosure Package (by means required of the Company by GAAP or the U.S. federal securities laws) and for performance shares, restricted stock units, and stock options granted after December 31, 2024 pursuant to the MetLife, Inc. 2025 Stock and Incentive Compensation Plan, and deferred shares credited under deferred compensation plans, there are no outstanding options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into or any contracts or commitments to sell shares of the Company’s capital stock or any such options, rights, warrants, convertible securities or obligations; the description of the Company’s stock option plans and the options or other rights granted and exercised thereunder set forth in the Disclosure Package accurately and fairly describe the information required to be shown with respect to such plans, arrangements, options and rights; except as disclosed in the Disclosure Package, there are no rights of any person, corporation or other entity to require registration of any shares of common stock or any other securities of the Company in connection with the filing of the Registration Statement and the issuance and sale of the Securities pursuant to this Agreement and the applicable Pricing Agreement; all of the issued shares of capital stock or other ownership interests of MLIC have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims.

(k)

The Securities have been duly authorized and, when the Securities are issued and delivered pursuant to this Agreement and the applicable Pricing Agreement, such Securities will have been duly executed, authenticated, issued and delivered (assuming their due authorization by the trustee) and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by the Company and the Indenture has been duly qualified under the Trust Indenture Act and, on the Closing Date, the Indenture will constitute a valid and legally binding agreement of the Company (assuming authentication and delivery by the trustee), enforceable against the Company in accordance with its terms, subject to enforcement, bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity; and the Securities will be substantially in the form contemplated by the Indenture, and the Securities and the Indenture conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.

(l)

Each Significant Subsidiary that is required to be organized or licensed as an insurance company in its jurisdiction of incorporation (each, an “Insurance Subsidiary” and collectively, the “Insurance Subsidiaries”) is licensed as an insurance company in its respective jurisdiction of incorporation and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise described in the Disclosure Package, each Insurance Subsidiary has all other approvals, orders, consents, authorizations, licenses, certificates, permits, registrations and qualifications (collectively, the “Approvals”) of and from all insurance regulatory authorities to conduct its business, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that could reasonably be expected to lead to any revocation, termination or suspension of any such Approval, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect; and, to the knowledge of the Company, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent which would have, individually or in the aggregate, a Material Adverse Effect.

(m)

The Company and each Significant Subsidiary has all necessary Approvals of and from, and has made all filings, registrations and declarations (collectively, the “Filings”) with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, which are necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Disclosure Package, except where the failure to have such Approvals or to make such Filings would not have, individually or in the aggregate, a Material Adverse Effect; to the knowledge of the Company, the Company and each Significant Subsidiary is in compliance with all applicable laws, rules, regulations, orders, by-laws and similar requirements, including in connection with registrations or memberships in self-regulatory organizations, and all such Approvals and Filings are in full force and effect and neither the Company nor any Significant Subsidiary has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Approval or otherwise impose any limitation on the conduct of the business of the Company or any Significant Subsidiary, except as described in the Disclosure Package or except for any such non-compliance, suspension, revocation or limitation which would not have, individually or in the aggregate, a Material Adverse Effect.

(n)

Each Insurance Subsidiary is in compliance with and conducts its businesses in conformity with all applicable insurance laws and regulations of its respective jurisdiction of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to it, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect.

(o)

Each Significant Subsidiary which is engaged in the business of acting as a broker-dealer or an investment advisor (respectively, a “Broker-Dealer Subsidiary” and an “Investment Advisor Subsidiary”) is duly licensed or registered as a broker-dealer or investment advisor, as the case may be, in each jurisdiction where it is required to be so licensed or registered to conduct its business, in each case, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary has all other necessary Approvals of and from all applicable regulatory authorities, including any self-regulatory organization, to conduct its businesses, in each case with such exceptions, as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise described in the Disclosure Package, none of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries has received any notification from any applicable regulatory authority to the effect that any additional Approvals from such regulatory authority are needed to be obtained by such subsidiary in any case where it could be reasonably expected that (i) any of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries would in fact be required either to obtain any such additional Approvals or cease or otherwise limit engaging in a certain business and (ii) the failure to have such Approvals or limiting such business would have a Material Adverse Effect; and each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary is in compliance with the requirements of the broker-dealer and investment advisor laws and regulations of each jurisdiction which are applicable to such subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect.

(p)

The issue and sale of the Securities pursuant to any Pricing Agreement, and compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and any Pricing Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other written agreement or similar instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the property or assets of the Company or any Significant Subsidiary is subject, or which affects the validity, performance or consummation of the transactions contemplated by this Agreement, nor will such action result in any violation of any statute or any order, rule or regulation of any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any Significant Subsidiary or any of their properties, in each case other than such breaches, conflicts, violations, or defaults which individually or in the aggregate, would not have a Material Adverse Effect and would not adversely affect the validity or performance of the Company’s obligations under the Securities, the Indenture, this Agreement and any Pricing Agreement; nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws or other charter documents of the Company or any Significant Subsidiary; and no Approval of or Filing with any such court or insurance regulatory authority or other governmental agency or body is required for the issue or sale of the Securities, except, assuming the accuracy of the Underwriters’ representation in Section 9 of this Agreement, (i) the registration under the Act of the Securities which registration has become effective and (ii) such Approvals or Filings as may be required under the Trust Indenture Act or state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(q)

Other than as set forth in the Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, challenging the transactions contemplated by this Agreement and the applicable Pricing Agreement or which, if determined adversely to the Company or its subsidiaries, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others other than as set forth in the Disclosure Package.

(r)

Neither the Company nor any Significant Subsidiary is in violation of any of its certificate of incorporation or by-laws, or similar organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, which violation or default would have, individually or in the aggregate, a Material Adverse Effect.

(s)

The statements set forth in each of the Disclosure Package and the Final Prospectus under the captions “Description of Debt Securities” and “Description of the Subordinated Debentures,” insofar as they purport to constitute a summary of the terms of the Securities, fairly summarize such terms in all material respects. The discussion set forth in each of the Disclosure Package and the Final Prospectus under the caption “Certain Material U.S. Federal Income Tax Considerations” fairly summarizes in all material respects (subject to the limitations and qualifications set forth therein) the material United States federal income tax consequences of the acquisition, ownership and disposition of the Securities.

(t)

Other than as disclosed in the Disclosure Package, the financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package, together with the related schedules and notes, comply in all material respects with the requirements of the Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position, the results of operations and the changes in cash flows of such entities in conformity with GAAP at the respective dates or for the respective periods to which they apply; and such financial statements and related notes and schedules, if any, have been prepared in accordance with GAAP consistently applied throughout the periods involved.

(u)

Deloitte & Touche LLP, which has audited certain consolidated financial statements of the Company and its subsidiaries, is an Independent Registered Public Accounting Firm as required by the Act and the rules and regulations of the Commission thereunder.

(v)

Neither the Company nor any Significant Subsidiary is, or after giving effect to the issue and sale of the Securities pursuant to any Pricing Agreement will be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations thereunder, although certain separate accounts of MLIC and of certain Insurance Subsidiaries are required to register as investment companies under the Investment Company Act.

(w)	This Agreement and the applicable Pricing Agreement with respect to the applicable Securities have been duly authorized, executed and delivered by the Company.

(x)

None of the Company or its subsidiaries or, to the best of their knowledge, any of their directors, officers or affiliates, has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities in violation of Regulation M under the Exchange Act.

(y)

The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

(z)

The Company and its consolidated subsidiaries employ disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(aa)

No stop order suspending the effectiveness of the Registration Statement has been issued under the Act and the Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, the Company is not the subject of a pending proceedings under Section 8A of the Act in connection with the offering of the Securities and any request on the part of the Commission for additional information has been complied with.

(bb)

Except as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) all tax returns required to be filed by the Company or any of its subsidiaries have been timely filed, (ii) (A) all taxes (whether imposed directly or through withholding) including any interest, fine, sales and use taxes, all taxes which the Company and each of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties with respect to the period covered by such tax returns, additions to tax, or penalties applicable thereto due or claimed to be due from such entities have been timely paid, and (B) no deficiency assessment with respect to a proposed adjustment of the Company or its subsidiaries’ federal, state, local or foreign taxes is pending or, to the best of the Company or its subsidiaries’ knowledge, threatened, in each case of (A) and (B), other than such taxes or adjustments that are being contested in good faith or for which adequate reserves have been provided, and (iii) to the Company and its subsidiaries’ knowledge, there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or its subsidiaries.

(cc)

Other than as set forth in the Disclosure Package (A) (i) there has been no security breach or other compromise of any information technology and computer systems, networks, hardware, software, or equipment owned by the Company or its subsidiaries or of any data of the Company’s or its subsidiaries’ respective customers, employees, suppliers or vendors that they maintain or that, to their respective knowledge, any third party maintains on their behalf (collectively, “IT Systems and Data”) that had, or would reasonably be expected to have had a Material Adverse Effect on the Company and its subsidiaries and (ii) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data that had, or would reasonably be expected to have had, individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries; (B) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the protection of IT Systems and Data from a security breach or other compromise, except as would not, in the case of this clause (B), individually or in the aggregate, have a Material Adverse Effect; and (C) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(dd)

None of the Company or its controlled (as defined in Rule 405 under the Act) subsidiaries, to their knowledge, or any director or officer, of the Company or its controlled subsidiaries, or, to the knowledge of the Company, any non-controlled subsidiary, employee, agent or affiliate of the Company is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized, or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, the Crimea, the Kherson, the Zaporizhzhia, the so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions and any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea and Syria), and the Company will not use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

2.	Purchase and Sale.

Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees, as of the date hereof and as of the Applicable Time, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, as of the date hereof and as of the Applicable Time, to purchase from the Company, at the purchase price set forth in Schedule III of the applicable Pricing Agreement, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule I to the applicable Pricing Agreement.

3.	Delivery and Payment.

The Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form acceptable to the Representatives, shall be delivered by or on behalf of the Company to BofA Securities, Inc. for the account of such Underwriter at the office, on the date and at the time specified in the applicable Pricing Agreement (or such later date not later than five business days after such specified date as the Representatives shall designate), which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Underwriters for the respective accounts of the several Underwriters against payment by the Underwriters of the purchase price thereof by wire transfer of Federal (same-day) funds to the account specified by the Company or as otherwise set forth in the applicable Pricing Agreement. The Company shall cause the Securities to be delivered by book-entry transfer through the facilities of DTC in such manner and in such amounts as BofA Securities, Inc. shall direct.

4.	Company Covenants. The Company agrees with each of the Underwriters of any Securities:

(a)

To prepare the Final Prospectus as amended and supplemented in relation to the applicable Securities in a form approved by the Representatives and to file timely such Final Prospectus pursuant to Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Final Prospectus as amended or supplemented after the Applicable Time and prior to the Closing Date for such Securities unless the Representatives for such Securities shall have had a reasonable opportunity to review and comment upon any such amendment or supplement prior to any filing thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Final Prospectus or any amended Final Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Securities and, during such same period, to advise the Representatives, promptly after it receives notice thereof, of

(i) the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Final Prospectus, (ii) the suspension of the qualification of such Securities for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose, or (iii) any request by the Commission for the amending or supplementing of the Registration Statement or Final Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Final Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b)

To give the Representatives notice of its intention to make any filing pursuant to the Exchange Act or the regulations of the Commission thereunder, other than filings made pursuant to Section 16 of the Exchange Act, during the period beginning from the Applicable Time and continuing to, and including, the Closing Date and to furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing. The Company shall prepare the Final Term Sheet and file such Final Term Sheet as an Issuer Free Writing Prospectus within two business days after the date hereof; provided that the Company shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Representatives shall object;

(c)

Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for so long as may be necessary to complete the distribution of such Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject;

(d)

To furnish to the Representatives a copy of each proposed Issuer Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Issuer Free Writing Prospectus to which the Representatives reasonably object; if at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Disclosure Package, the Final Prospectus or any Preliminary Prospectus or, when taken together with the Disclosure Package and any other such Issuer Free Writing Prospectus, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, to promptly notify the Representatives and, if requested by the Representatives, to promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter expressly for use therein;

(e)

To furnish the Underwriters with electronic copies of any Issuer Free Writing Prospectus or the Final Prospectus in such quantities as the Representatives may from time to time reasonably request, and if, at any time prior to the earlier of (i) the completion of the distribution by each of the Underwriters of the Securities purchased by such Underwriter under this Agreement and (ii) the expiration of nine months after the date of the Final Prospectus, any event shall have occurred as a result of which any Issuer Free Writing Prospectus or the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Issuer Free Writing Prospectus or the Final Prospectus were delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement any Issuer Free Writing Prospectus or the Final Prospectus or to file under the Exchange Act any document incorporated by reference in any Issuer Free Writing Prospectus or the Final Prospectus in order to comply with the Act or the Exchange Act, (i) to notify the Representatives and (ii) upon their request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Issuer Free Writing Prospectus or a supplement to the Final Prospectus or an amended Final Prospectus which will correct such statement or omission or effect such compliance; and any Issuer Free Writing Prospectus and the Final Prospectus and any amendments or supplements thereto furnished to the Representatives shall be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

(f)

To make generally available to securityholders of the Company as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

(g)

During the period beginning from the Applicable Time and continuing to, and including, the Closing Date, not to offer, sell, contract to offer or sell or otherwise dispose of any debt securities of the Company having pricing characteristics similar to the Securities exceeding an aggregate principal amount of $3 billion, except, for the avoidance of doubt, debt securities issued under the Global Note Issuance Programs of Metropolitan Life Global Funding I and Met Tower Global Funding or any commercial paper program of, or sponsored by, the Company or any subsidiaries, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld;

(h)

During a period of five years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and to furnish to the Representatives as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which the Securities or any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission), provided that reports and financial statements furnished to or filed with the Commission, and publicly available on EDGAR, or furnished on the Company’s website, shall be deemed to have been furnished to the Representatives under this Section 4(h);

(i)

The Company agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus (other than, for the avoidance of doubt, any Bloomberg L.P. or other electronic communication regarding any preliminary term sheets or comparable security prices and the Final Term Sheet filed pursuant to Section 4(b) hereto). Each Underwriter agrees, unless it obtains the prior consent of the Company and the Representatives, not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder but for the action of such Underwriter (other than, for the avoidance of doubt, the Final Term Sheet filed pursuant to Section 4(b) hereto); and

(j)	The Company agrees to use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus.

5.

Fees and Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of counsel and accountants to the Company in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Final Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, any Pricing Agreement, the Indenture, any Blue Sky Survey and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws and insurance securities laws as provided in Section 4(c) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Survey; (iv) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Securities; (v) any fees charged by securities rating services for rating the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of any trustee, paying agent or transfer agent and the fees and disbursements of counsel for any such trustee, paying agent or transfer agent in connection with the Indenture and the Securities; (viii) any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Securities; and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise specifically provided for in this Section. Except as provided in this Section, and Sections 7 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them and any advertising expenses connected with any offers of the Securities that they may make.

6.	Conditions to Underwriters’ Obligations.

(a)

The obligations of the Underwriters to purchase any Securities under the Pricing Agreement relating to such Securities shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof are, at and as of the Closing Date true and correct, the condition that the Company shall have performed all of its obligations hereunder and under the Pricing Agreement relating to such Securities to be performed at or before the Closing Date, and the following additional conditions:

(i)

The Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; the Final Term Sheet shall have been filed with the Commission pursuant to Rule 433(d); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(ii)

Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, shall have furnished to the Underwriters their written opinion and letter, each dated such Closing Date, with respect to the valid existence and good standing of the Company and with respect to the Securities being delivered on such Closing Date, the Registration Statement and the Final Prospectus, and such other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(iii)

Timothy J. Ring, Senior Vice President and Secretary of MetLife Group, Inc., shall have furnished to the Underwriters his written opinion, dated the Closing Date, substantially in the form attached hereto as Annex II;

(iv)

Willkie Farr & Gallagher LLP, counsel for the Company, shall have furnished to the Underwriters their written opinion and letter, each dated the Closing Date, substantially in the forms attached hereto as Annex III-A with respect to certain corporate and tax matters, and Annex III-B with respect to the Registration Statement, Disclosure Package and the Final Prospectus, respectively;

(v)	The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request;

(vi)

(A) On the date of the applicable Pricing Agreement, Deloitte & Touche LLP shall have furnished to the Representatives a letter, dated the date of that Pricing Agreement, in form and substance reasonably satisfactory to you, confirming that they are independent registered public accountants with respect to the Company and the Company’s subsidiaries within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder, and further to the effect set forth in Annex V hereto, and (B) on the Closing Date for the applicable Securities, Deloitte & Touche LLP shall have furnished to the Representatives a letter, dated the date of delivery thereof, in form and substance reasonably satisfactory to you, that reaffirms the statements made in the letter furnished pursuant to subclause (A) of this Section 6(a)(vi), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date;

(vii)

(A) Neither the Company nor any Significant Subsidiary shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package, and (B) since the respective dates as of which information is given in the Disclosure Package, there shall not have been any change in the surplus of any Significant Subsidiary or the capital stock of the Company or any increase in the long-term debt of the Company and its subsidiaries considered as a whole, or any change, or any development involving a prospective change, in or affecting the business, financial position, reserves, surplus, equity or results of operations of the

Company and the Significant Subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Disclosure Package, the effect of which, in any such case described in clause (A) or (B), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the applicable Securities on the terms and in the manner contemplated in the Final Prospectus;

(viii)

After the Applicable Time (A) no downgrading shall have occurred in the rating accorded the debt securities of the Company or any Significant Subsidiary or the financial strength or claims paying ability of the Company or any Significant Subsidiary by A.M. Best & Co., Fitch Ratings, Inc., Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services, and (B) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, or shall have given notice of any intended or potential downgrading of, its rating of any debt security or the financial strength or the claims paying ability of the Company or any Significant Subsidiary, the effect of which, in any such case described in clause (A) or (B), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the applicable Securities on the terms and in the manner contemplated in the Final Prospectus;

(ix)

At or after the Applicable Time, there shall not have occurred any of the following: (A) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the applicable Securities, whether in the primary market or in respect of dealings in the secondary market; (B) a suspension or material limitation in trading in securities generally on the New York Stock Exchange (the “NYSE”); (C) a suspension or material limitation in trading in the Company’s securities on the NYSE; (D) a suspension or material limitation in clearing and/or settlement in securities generally; (E) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (F) the material outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or any other national or international calamity or emergency (including, without limitation, as a result of an act of terrorism, epidemic or pandemic) if the effect of any such event specified in this clause (F) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the applicable Securities on the terms and in the manner contemplated in the Final Prospectus;

(x)	The Company shall have complied with any request by the Representatives with respect to the furnishing of copies of the Final Prospectus in compliance with the provisions of Section 4(e) hereof; and

(xi)	On the Closing Date, the Representatives shall have received a certificate of the Treasurer of the Company, dated as of the Closing Date, substantially in the form of Annex IV hereto.

7.	Indemnification and Contribution.

(a)

The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement or any amendment or supplement (when considered together with the document to which such supplement relates) thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any Preliminary Prospectus, Pricing Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus, or any amendment or supplement (when considered together with the document to which such supplement relates) thereto, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any Issuer Free Writing Prospectus, Pricing Prospectus, the Registration Statement or the Final Prospectus, or any such amendment or supplement(s) in reliance upon and in conformity with written information furnished to the Company by any Underwriter of the applicable Securities through the Representatives expressly for use therein.

(b)

Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its directors and officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities (or actions in respect thereof) to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, Pricing Prospectus, the Registration Statement, or the Final Prospectus, or any amendment or supplement (when considered together with the document to which such supplement relates) thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any Issuer Free Writing Prospectus, Pricing Prospectus, the Registration Statement, the Final Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)

Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; the omission so to notify the indemnifying party shall relieve it from any liability which it may have to any indemnified party under such subsection, to the extent the indemnifying party is actually materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party or any other indemnified party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnifying party and such indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and such indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same allegations or circumstances.

(d)

If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, other than due to the express provisions thereof, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the applicable Securities to which any such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the applicable Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus relating to the applicable Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of the applicable Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e)

The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act. The obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

8.	Defaulting Underwriters.

(a)

If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase under the Pricing Agreement relating to such Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Closing Date for such Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Disclosure Package or the Final Prospectus, as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement, the Disclosure Package or the Final Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Securities.

(b)

If, after giving effect to any arrangements for the purchase of the Securities of any defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed ten percent of the aggregate principal amount of such Securities to be purchased on such Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the aggregate principal amount of such Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the aggregate principal amount of such Securities which such Underwriter agreed to purchase under such Pricing Agreement) of such Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)

If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased exceeds ten percent of the aggregate principal amount of such Securities as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

9.

Offering Restrictions. Each Underwriter acknowledges, represents and agrees that it has not offered, sold or delivered and it will not offer, sell or deliver, any of the Securities, in or from any jurisdiction except under circumstances that are reasonably designed to result in compliance with the applicable securities laws and regulations thereof. In particular, each Underwriter acknowledges, represents and agrees as set forth in Annex VI to this Agreement.

10.

Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Securities.

11.

Effect of Termination of Pricing Agreement or Nondelivery of Securities. If any Pricing Agreement shall be terminated pursuant to Section 8 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Securities covered by such Pricing Agreement except as provided in Section 5 and Section 7 hereof; but, if for any other reason, Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Securities, but the Company shall then be under no further liability to any Underwriter in respect of such Securities except as provided in Section 5 and Section 7 hereof.

12.

Reliance upon Representatives. In all dealings hereunder, the Representatives shall act on behalf of the Underwriters of Securities and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such of the Representatives, if any, as may be designated for such purpose in the applicable Pricing Agreement.

13.

Notices. All statements, requests, notices and agreements hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication; notices to the Underwriters shall be directed to the address of the respective Representatives as set forth in Schedule III to the applicable Pricing Agreement, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, attention: Dwight S. Yoo, Esq.; and notices to the Company shall be delivered or sent by mail, telex, facsimile or e-mail transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel, with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, attention: Benjamin Nixon, Esq. and Anne Barrett, Esq. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

14.

Contractual Recognition of EU Bail-In. Notwithstanding, and to the exclusion of, any other term of this Agreement or any other agreements, arrangements, or understandings among the parties hereto, the Company and each Underwriter acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(a)

the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of each Covered Underwriter to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant Covered Underwriter or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (iii) the cancellation of the BRRD Liability; or (iv) the amendment or alteration of any interest, if applicable, thereon, or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)

the variation of the terms of this Agreement as they relate to any BRRD Liability of a Covered Underwriter, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of the Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section 14,

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation.

“Covered Underwriter” means any Underwriter subject to the Bail-In Legislation.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at https://www.lma.eu.com/documents-guidelines/eu-bail-legislation-schedule (or any successor website).

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Covered Underwriter.

15.

Contractual Recognition of UK Bail-In. Notwithstanding, and to the exclusion of, any other term of this Agreement or any other agreements, arrangements, or understandings among the parties hereto, the Company and each Underwriter acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts and agrees to be bound by:

(a)

the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of each Covered Underwriter to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon; (ii) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of a Covered Underwriter or another person and the issue to or conferral on the Company of such shares, securities or obligations; (iii) the cancellation of the UK Bail-in Liability; or (iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)	the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

For the purposes of this Section 15,

“Covered Underwriter” means any Underwriter subject to the UK Bail-In Legislation.

“UK Bail-in Legislation Schedule” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

16.	Recognition of the U.S. Special Resolution Regimes.

(a)

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

In the event that any Underwriter that is a Covered Entity or a Covered Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 16,

“Covered Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.

Successors and Assigns. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, and, to the extent provided in Sections 7 and 10 hereof, the officers and directors of the Company and each person who controls the Company, or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

18.

GOVERNING LAW. THIS AGREEMENT AND EACH PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT SUCH PRINCIPLES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

19.

Consent to Jurisdiction. The Company agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, and, to the fullest extent permitted by applicable law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

20.

Counterparts. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of the executed Agreement or any Pricing Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21.

No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with any offering contemplated by this Agreement and any Pricing Agreement and the process leading to any such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any such offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to such offering contemplated hereby except the obligations expressly set forth in this Agreement and any relevant Pricing Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (e) the Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto and (f) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

22.

Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

23.

WAIVER OF JURY TRIAL. THE COMPANY AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

24.

Patriot Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L., 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[Signature pages follow]

Very truly yours,

METLIFE, INC.

By:	/s/ John Hall
Name:	John Hall
Title:	Executive Vice President and Treasurer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof on behalf of each of the Underwriters:

BNP PARIBAS SECURITIES CORP.

By:	/s/ Tejus Morland
Name: Tejus Morland
Title: Director

[Signature Page to Underwriting Agreement]

BOFA SECURITIES, INC.

By:	/s/ Randolph B. Randolph
Name: Randolph Randolph
Title: Managing Director

[Signature Page to Underwriting Agreement]

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Mary Hardgrove
Name: Mary Hardgrove
Title: Managing Director

By:	/s/ Mac Reddick
Name: Mac Reddick
Title: Director

[Signature Page to Underwriting Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

[Signature Page to Underwriting Agreement]

MORGAN STANLEY & CO. LLC

By:	/s/ Erica Mui
Name: Erica Mui
Title: Managing Director

[Signature Page to Underwriting Agreement]

TD SECURITIES (USA) LLC

By:	/s/ Chandni Joshi
Name: Chandni Joshi
Title: Director

[Signature Page to Underwriting Agreement]

SCHEDULE 1

TO UNDERWRITING AGREEMENT

Issuer Free Writing Prospectuses included in the Disclosure Package:

Issuer Free Writing Prospectus containing the final term sheet dated March 11, 2025.

SCHEDULE 2

TO UNDERWRITING AGREEMENT

Issuer Free Writing Prospectuses not included in the Disclosure Package:

None.

ANNEX I

PRICING AGREEMENT

March 11, 2025

BNP Paribas Securities Corp.

BofA Securities, Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

TD Securities (USA) LLC

As Representatives of the several Underwriters named in Schedule I hereto

c/o BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, New York 10017

Ladies and Gentlemen:

MetLife, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated March 11, 2025 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the principal amounts of its Securities specified in Schedule I hereto.

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, the Applicable Time, and the Closing Date. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. A reference to the Indenture shall be deemed to refer to the Indenture, dated as of June 21, 2005, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association) (the “Subordinated Trustee”), as supplemented by the Thirteenth Supplemental Indenture, to be dated as of March 13, 2025, between the Company and the Subordinated Trustee. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Securities pursuant to the Underwriting Agreement are designated as the “Joint Book-Running Managers” at the end of Schedule II hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, at the time and at the purchase price to the Underwriters set forth in Schedule III hereto, the Company agrees to issue, sell and deliver to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and at the purchase price to the Underwriters set forth in Schedule III hereto, the principal amounts of Securities set forth opposite the name of such Underwriter in Schedule I hereto. The date of the issuance, sale and delivery of the Securities is the “Settlement Date” set forth on Schedule II hereto and such date shall be considered a Closing Date under the Underwriting Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages follow]

2

Very truly yours,

METLIFE, INC.

By:
Name:	John Hall
Title:	Executive Vice President and Treasurer

[Signature Page to Pricing Agreement]

Accepted as of the date hereof on behalf of each of the Underwriters:

BNP PARIBAS SECURITIES CORP.

By:
Name:
Title:

[Signature Page to Pricing Agreement]

BOFA SECURITIES, INC.

By:
Name:
Title:

[Signature Page to Pricing Agreement]

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Pricing Agreement]

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

[Signature Page to Pricing Agreement]

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

[Signature Page to Pricing Agreement]

TD SECURITIES (USA) LLC

By:
Name:
Title:

[Signature Page to Pricing Agreement]

SCHEDULE I

TO PRICING AGREEMENT

Underwriters	Principal Amount of $1,000,000,000 6.350% Fixed-to-Fixed Reset Rate Subordinated Debentures due 2055 to be Purchased
BNP Paribas Securities Corp.	$140,000,000
BofA Securities, Inc.	$140,000,000
Deutsche Bank Securities Inc.	$140,000,000
J.P. Morgan Securities LLC	$140,000,000
Morgan Stanley & Co. LLC	$140,000,000
TD Securities (USA) LLC	$140,000,000
Barclays Capital Inc.	$14,000,000
Citigroup Global Markets Inc.	$14,000,000
Goldman Sachs & Co. LLC	$14,000,000
HSBC Securities (USA) Inc.	$14,000,000
Mizuho Securities USA LLC	$14,000,000
SMBC Nikko Securities America, Inc.	$14,000,000
Wells Fargo Securities, LLC	$14,000,000
BMO Capital Markets Corp.	$8,000,000
Santander US Capital Markets LLC	$8,000,000
Scotia Capital (USA) Inc.	$8,000,000
SG Americas Securities, LLC	$8,000,000
Truist Securities, Inc.	$8,000,000
U.S. Bancorp Investments, Inc.	$8,000,000
R. Seelaus & Co., LLC	$4,700,000
Academy Securities, Inc.	$4,650,000
Blaylock Van, LLC	$4,650,000

Total	$1,000,000,000

Schedule I - 1

SCHEDULE II

TO PRICING AGREEMENT

Filed pursuant to Rule 433

March 11, 2025

Relating to

Preliminary Prospectus Supplement dated March 11, 2025 to

Prospectus dated November 17, 2022

Registration Statement No. 333-268442

MetLife, Inc.

$1,000,000,000 6.350% Fixed-to-Fixed Reset Rate Subordinated Debentures due 2055

Final Term Sheet

March 11, 2025

The information in this final term sheet relates to the offering of the securities specified herein and should be read together with the preliminary prospectus supplement dated March 11, 2025 (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, and the accompanying prospectus dated November 17, 2022, filed pursuant to Rule 424(b) under the Securities Act of 1933 (Registration Statement File No. 333-268442). This final term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. Capitalized terms used but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement.

Issuer:	MetLife, Inc. (“Issuer”)

Securities:	6.350% Fixed-to-Fixed Reset Rate Subordinated Debentures due 2055 (“Debentures”)

Ranking:	Subordinated Unsecured (junior to all existing and future Senior Indebtedness; senior to all existing and future equity securities and the Junior Subordinated Obligations)

Aggregate Principal Amount:	$1,000,000,000

Price to the Public:	100% of principal amount, plus accrued interest, if any, from March 13, 2025

Underwriting Discount:	1.000%

Net Proceeds**:	$990,000,000

Maturity Date:	March 15, 2055

Trade Date:	March 11, 2025

Settlement Date***:	March 13, 2025 (T+2)

Interest Reset Date:	March 15, 2035 (“Initial Interest Reset Date”) and each date falling on the five-year anniversary of the preceding Interest Reset Date

Interest Reset Period:	The period from, and including, the Initial Interest Reset Date to, but excluding, the next following Interest Reset Date and thereafter each period from, and including, each Interest Reset Date to, but excluding, the next following Interest Reset Date

Interest Payment Dates:	Subject to the Option to Defer Interest Payments, semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2025, and the Maturity Date

Interest Rate:	Subject to the Option to Defer Interest Payments, (i) 6.350%, accruing from, and including, March 13, 2025, to, but excluding, the Initial Interest Reset Date or any earlier redemption date; (ii) from, and including, the Initial Interest Reset Date, during each Interest Reset Period, at an annual rate equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date plus 2.078%

Option to Defer Interest Payments:	So long as no Event of Default with respect to the Debentures has occurred and is continuing, the Issuer has the right to defer the payment of interest on the Debentures for one or more consecutive Interest Periods that do not exceed five years for any single Optional Deferral Period. The Issuer may not defer interest beyond the Maturity Date, any earlier accelerated Maturity Date arising from an Event of Default or any other earlier redemption of the Debentures. During an Optional Deferral Period, interest will continue to accrue on the Debentures at the then-applicable rate described above and deferred interest on the Debentures will bear additional interest at the then-applicable interest rate, compounded on each Interest Payment Date, subject to applicable law. If the Issuer has paid all deferred interest (including compounded interest thereon) on the Debentures, the Issuer can again defer interest payments on the Debentures as described above.

Day Count Convention:	30/360

Optional Redemption:	Redeemable in whole, at any time, or in part, from time to time, (i) on any Interest Payment Date on or after the Initial Interest Reset Date, at a redemption price equal to 100% of the principal amount of Debentures being redeemed, and (ii) prior to the Initial Interest Reset Date, at a redemption price equal to the greater of

2

(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Debentures matured on the Initial Interest Reset Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points less (b) interest accrued to, but excluding, the redemption date, and

(2)   100% of the principal amount of the Debentures to be redeemed;

plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date; provided that if the Debentures are not redeemed in whole, at least $25 million aggregate principal amount of the Debentures, excluding any Debentures held by MetLife, Inc. or any of its affiliates, must remain outstanding after giving effect to such redemption and all accrued and unpaid interest, including deferred interest (including compounded interest thereon), must be paid in full on all outstanding Debentures for all Interest Periods ending on or before the redemption date.

Redemption after the Occurrence of a Tax Event, Rating Agency Event or Regulatory Capital Event:	Redeemable in whole, but not in part, at any time, within 90 days after the occurrence of a “Tax Event,” a “Rating Agency Event” or a “Regulatory Capital Event” at a redemption price equal to (i) in the case of a Tax Event or a Regulatory Capital Event, 100% of their principal amount plus accrued and unpaid interest to, but excluding, the redemption date or (ii) in the case of a Rating Agency Event, 102% of their principal amount plus accrued and unpaid interest to, but excluding, the redemption date.

Consent to Terminate the Replacement Capital Covenants:	By purchasing the Debentures, holders of the Debentures, as holders of the “covered debt” under each of the Issuer’s Replacement Capital Covenants, are irrevocably consenting to the termination of each Replacement Capital Covenant and agree to waive any reliance on any covenant, promise or agreement (whether express or implied) set forth therein prior to such terminations, and will not take or attempt to take any action to enforce such covenant, promise or agreement set forth therein prior to those terminations.

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

3

CUSIP:	59156R CQ9

ISIN:	US59156RCQ92

Joint Book-Running Managers:	BNP Paribas Securities Corp. BofA Securities, Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC TD Securities (USA) LLC

Senior Co-Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC HSBC Securities (USA) Inc. Mizuho Securities USA LLC SMBC Nikko Securities America, Inc. Wells Fargo Securities, LLC

Co-Managers:	BMO Capital Markets Corp. Santander US Capital Markets LLC Scotia Capital (USA) Inc. SG Americas Securities, LLC Truist Securities, Inc. U.S. Bancorp Investments, Inc.

Junior Co-Managers:	R. Seelaus & Co., LLC Academy Securities, Inc. Blaylock Van, LLC

**	Net Proceeds are net of Underwriting Discount and prior to expenses.
***

It is expected that delivery of the Debentures will be made on or about March 13, 2025, which will be the second business day (T+2) following the date hereof. Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Debentures more than one business day prior to the scheduled settlement date will be required, by virtue of the fact that the Debentures will initially settle in T+2, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Debentures who wish to trade the Debentures more than one business day prior to the scheduled settlement date should consult their own advisors.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling BNP Paribas Securities Corp. toll-free at 1-800-854-5674, BofA Securities, Inc. toll-free at 1-800-294-1322, Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, J.P. Morgan Securities LLC collect at 1-212-834-4533, Morgan Stanley & Co. LLC toll-free at 1-866-718-1649 or TD Securities (USA) LLC toll-free at 1-855-495-9846.

4

SCHEDULE III

TO PRICING AGREEMENT

Underwriters’ Purchase Price of the $1,000,000,000 6.350% Fixed-to-Fixed Reset Rate Subordinated Debentures due 2055: 99.000% of the principal amount thereof

Closing Date: March 13, 2025

Addresses for Notices, etc. to the Representatives:

c/o BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

c/o BofA Securities, Inc.

114 West 47th Street

NY8-114-07-01

New York, New York 10036

c/o Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, New York 10017

ANNEX II

TIMOTHY J. RING OPINION

ANNEX III

WILLKIE FARR & GALLAGHER LLP OPINIONS

ANNEX III-A: OPINION

ANNEX III-B: NEGATIVE ASSURANCE LETTER

ANNEX IV

METLIFE, INC.

OFFICER’S CERTIFICATE

March 13, 2025

MetLife, Inc., a Delaware corporation (the “Company”), does hereby certify, pursuant to Section 6(a)(xi) of the Underwriting Agreement, dated March 11, 2025 (the “Underwriting Agreement”), by and among the Company and BNP Paribas Securities Corp., BofA Securities, Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and TD Securities (USA) LLC as representatives (the “Representatives”) of the Underwriters named in Schedule I to the Pricing Agreement, dated March 11, 2025, among the Company and the Representatives:

(i)	the representations and warranties of the Company contained in Section 1 of the Underwriting Agreement are true and correct in all respects, as if made at and as of the date hereof; and

(ii)	the Company has complied in all respects with all agreements and all conditions on its part to be performed under the Underwriting Agreement at or prior to the date hereof.

Willkie Farr & Gallagher LLP, counsel to the Company, may rely upon this certificate in delivering its opinion pursuant to Section 6(a)(iv) of the Underwriting Agreement. Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Underwriters, may rely upon this certificate in delivering its opinion pursuant to Section 6(a)(ii) of the Underwriting Agreement.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the undersigned has hereunto signed his name as of the date first written above.

METLIFE, INC.

By:
Name:
Title:

[Signature Page to Annex IV]

ANNEX V

DELOITTE & TOUCHE LLP COMFORT LETTER

ANNEX VI

OFFERING RESTRICTIONS

European Economic Area

In relation to each member state of the European Economic Area (“EEA”), no Debentures, which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus have been offered, sold or otherwise made available or will be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)

a customer within the meaning of the Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Debentures to be offered so as to enable an investor to decide to purchase or subscribe for the Debentures.

United Kingdom

No Debentures, which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus have been offered, sold or otherwise made available or will be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or

(ii)

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

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(iii)	not a qualified investor as defined in the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Debentures to be offered so as to enable an investor to decide to purchase or subscribe for the Debentures.

Each Underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Debentures which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in circumstances in which Section 21(1) of the FSMA does not apply to MetLife, Inc.; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Debentures in, from or otherwise involving the UK.

(c)

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at (i) persons outside the UK, or (ii) in the UK, persons (A) who are “qualified investors” (as defined in the UK Prospectus Regulation), (B) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (C) who are high net worth entities falling within Article 49(2)(a) to (D) of the Order, or

(d)

other persons to whom it may lawfully be communicated (all such persons together being referred to as “relevant persons”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate are only available to, and will be engaged in with, relevant persons only.

Canada

The Debentures may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Debentures must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

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Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The Debentures may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Debentures may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Debentures which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Debentures have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “Financial Instruments and Exchange Act”) and each Underwriter has agreed that it will not offer or sell any Debentures, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

Each Underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each Underwriter has represented, warranted and agreed that it has not offered or sold any Debentures or caused the Debentures to be made the subject of an invitation for subscription or purchase and will not offer or sell any Debentures or cause the Debentures to be made the subject of an invitation for

Annex VI - 3

subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Debentures, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Singapore SFA Product Classification – In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of Debentures, MetLife, Inc. has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA) that the Debentures are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

South Korea

The Debentures may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Debentures have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the Debentures may not be re-sold to South Korean residents unless the purchaser of the Debentures complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Debentures. The Debentures may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Debentures to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Debentures constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Debentures may be publicly distributed or otherwise made publicly available in Switzerland.

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Taiwan

The Debentures have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires registration with or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, distribute, give advice regarding or otherwise intermediate the offering and sale of the Debentures in Taiwan or the provision of information relating to this prospectus supplement.

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